UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2022

MIND MEDICINE (MINDMED) INC.

(Exact name of Registrant as Specified in Its Charter)

British Columbia, Canada	001-40360	98-1582438
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, Suite 8500 New York, New York		10007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 208-2454

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MNMD	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On August 11, 2022, Mind Medicine (MindMed) Inc. (the “Company”) issued a press release announcing its financial results for its fiscal quarter ended June 30, 2022 as well as information regarding a conference call to discuss these financial results and the Company’s recent corporate highlights. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 2.02 of this Current Report (including Exhibit 99.1) is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Miri Halperin Wernli, M.D. as Director

On August 11, 2022, Miri Halperin Wernli, M.D. notified the Board of Directors (the “Board”) of Mind Medicine (MindMed) Inc. (the “Company”) that she is resigning from the Board as of August 11, 2022. Dr. Halperin Wernli’s resignation was not the result of any disagreement with the Company, its management, or the Board.

On August 11, 2022, the Board adopted a resolution to increase the size of the Board from five members to six members effective as of August 11, 2022.

Appointment of Suzanne Bruhn, Ph.D. as Director

On August 11, 2022, the Board appointed Suzanne Bruhn, Ph.D. to the Board, filling the vacancy left by the resignation of Dr. Halperin Wernli, effective immediately. Dr. Bruhn will serve until such time as her respective successor is duly elected and qualified at the Company’s 2023 Annual Meeting or until her earlier death, resignation, retirement, disqualification or removal. Dr. Bruhn will also serve as a member of the Nominating and Corporate Governance Committee and the Compensation Committee of the Board.

Suzanne Bruhn, Ph.D., is the President and Chief Executive Officer of Tiaki Therapeutics, a private, pre-clinical biotechnology company, a role she has held since May 2019. Prior to that, Dr. Bruhn served as President and Chief Executive Officer of Proclara Biosciences, Inc., a private, clinical-stage biotechnology company, from April 2017 until September 2018. Prior to that, Dr. Bruhn served as President and Chief Executive of Promedior, Inc., a private, clinical-stage biotechnology company, from 2012 until 2015. Dr. Bruhn also serves on the board of directors of Vigil Neuroscience, a publicly traded microglia-focused therapeutics company, since July 2022, Travere Therapeutics, Inc., a publicly traded pharmaceutical company, since April 2020, and Pliant Therapeutics, a publicly traded pharmaceutical company, since July 2016. Dr. Bruhn previously served as a member of the board of directors of Aeglea BioTherapeutics, Inc, a publicly traded biotherapeutics company, from February 2017 through August 2020, Novelion Therapeutics, Inc, from October 2017 through January 2020, Raptor Pharmaceuticals Corp., a publicly traded pharmaceutical company, from April 2011 until it was acquired by Horizon Pharma plc in October 2016, and Avalo Therapeutics, Inc. (fka Cerecor Inc.), a publicly traded pharmaceutical company from April 2020 to December 2021. Dr. Bruhn holds a Bachelors degree in chemistry from Iowa State University, a Ph.D. in chemistry from the Massachusetts Institute of Technology and was a postdoctoral fellow in the Department of Human Genetics at Harvard Medical School.

Dr. Bruhn is entitled to receive an annual cash retainer of $40,000 (the “Retainer”) for her service as a non-employee director of the Company pursuant to the Company’s Non-Employee Director Compensation Policy (the “Director Compensation Policy”). Dr. Bruhn will also receive $10,000 for her service as member of the Nominating and Corporate Governance Committee and the Compensation Committee pursuant to the Director Compensation Policy.

In addition, pursuant to the Company’s Director Compensation Policy as currently in effect, Dr. Bruhn will receive an initial grant, with an aggregate target grant value of $450,000, consisting of a combination of non-statutory stock options (“Options”) to purchase the Company’s common shares (“Options”), Restricted Share Units (“RSUs”), and Director Deferred Share Units (“DDSUs”), as determined by the Board. The RSUs will vest in three equal annual installments over a three-year period. One-third (1/3) of the Options and DDSUs will vest on the one-year anniversary of the grant date, with the remaining portion vesting in equal monthly installments thereafter.

Also in connection with Dr. Bruhn’s appointment to the Board, Dr. Bruhn and the Company will enter into an indemnification agreement in the form the Company has entered into with its other non-employee directors, which form is filed as Exhibit 10.1 to the Company’s Form 10-K (File No. 001-40360) filed by the Company on March 28, 2022. Under this agreement, the Company will agree, among other things, to indemnify Dr. Bruhn for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of his service as one of the Company’s directors.

There are no arrangements or understandings between Dr. Bruhn and any other person pursuant to which Dr. Bruhn was appointed as a director. There are no transactions to which the Company is a party and in which Dr. Bruhn has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. She does not have any family relations with any directors or executive officers of the Company.

Appointment of Roger Crystal as Director

On August 11, 2022, the Board appointed Roger Crystal, M.D. to the Board, effective immediately. Dr. Crystal will serve until such time as his respective successor is duly elected and qualified at the Company’s 2023 Annual Meeting or until his earlier death, resignation, retirement, disqualification or removal. Dr. Crystal will also serve as a member of the Nominating and Corporate Governance Committee and Compensation Committee of the Board.

Roger Crystal, M.D., is the President, Chief Executive Officer and Director for Opiant Pharmaceuticals, a position he has held since August 2009. Dr. Crystal previously served as the Chief Business Officer for ImaginAb, a venture capital-backed biotechnology company, from July 2004 to February 2016. He began his business career with roles at Goldman Sachs, A.T. Kearney, and GE Healthcare. He holds a BMedSci in Physiology and an MD from the University of Birmingham, UK and an MBA from the London Business School. Prior to his business career, Dr. Crystal worked for several years as a surgeon, specializing in ear, nose, and throat, head and neck surgery at leading institutions including Imperial College Healthcare, London and was awarded Membership of The Royal College of Surgeons of England (MRCS).

Dr. Crystal is entitled to receive a Retainer for his service as a non-employee director of the Company pursuant to the Company’s Director Compensation Policy. Dr. Crystal will also receive $10,000 for his service as member of the Nominating and Corporate Governance Committee and Compensation Committee pursuant to the Director Compensation Policy.

In addition, pursuant to the Company’s Director Compensation Policy as currently in effect, Dr. Crystal will receive an initial grant, with an aggregate target grant value of $450,000, consisting of a combination of Options, RSUs, and DDSUs, as determined by the Board. The RSUs will vest in three equal annual installments over a three-year period. One-third (1/3) of the Options and DDSUs will vest on the one-year anniversary of the grant date, with the remaining portion vesting in equal monthly installments thereafter.

Also in connection with Dr. Crystal’s appointment to the Board, Dr. Crystal and the Company will enter into an indemnification agreement in the form the Company has entered into with its other non-employee directors, which form is filed as Exhibit 10.1 to the Company’s Form 10-K (File No. 001-40360) filed by the Company on March 28, 2022. Under this agreement, the Company will agree, among other things, to indemnify Dr. Crystal for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of the Company’s directors.

There are no arrangements or understandings between Mr. Crystal and any other person pursuant to which Dr. Crystal was appointed as a director. There are no transactions to which the Company is a party and in which Dr. Crystal has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. He does not have any family relations with any directors or executive officers of the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 11, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MIND MEDICINE (MINDMED) INC.

Date: August 11, 2022	By:	/s/ Robert Barrow
	Name:	Robert Barrow
	Title:	Chief Executive Officer